UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2018

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2018 (the “Effective Date”), Sport Endurance, Inc., a Nevada corporation (the “Company”), entered into a second amendment (the “Amendment”) to the Confidential BTC Lending Program Participation Agreement (the “Agreement”). The Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2018.

The Amendment amends certain terms of the Agreement, including providing that Madison Partners, LLC, shall have the sole and exclusive right to determine the manner in which the Bitcoin described in the Agreement is held and to make all investment decisions regarding the Bitcoin and the proceeds of any investment made pursuant to the terms of the Agreement. As a result, Madison Partners, LLC may invest the Bitcoin in other ventures beyond lending Bitcoin to short sellers.

Additionally, on the Effective Date, the Company entered into the first amendment (the “Note Amendment”) to the Note Purchase Agreement (the “Note”) by and between the Company and Prism Funding Co. LP to amend certain terms of the Note. The Note was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2018.

 The foregoing descriptions of the Amendment, Note Amendment, Agreement, and Note do not purport to be complete and are qualified in their entirety by the terms and conditions of the Amendment, Note Amendment, Agreement, and Note which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Amendment
10.2	Form of Note Amendment
10.3	Form of Agreement (incorporated by reference to exhibit 10.3 of the Company’s Form 8-K filed on March 14, 2018).
10.4	Form of Note (incorporated by reference to exhibit 10.1 of the Company’s Form 8-K filed on March 14, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: June 21, 2018	By: /s/ David Lelong
Name: David Lelong Title: Chief Executive Officer